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                                                                   EXHIBIT 23.6


                            CONSENT OF HARRY BENNETT


     The undersigned hereby consents to being named in this Registration Statement on Form S-1 as a person who is to become a director of OmniLynx Communications Corporation upon the closing of the offering to which this Registration Statement relates.



                                       /s/ Harry Bennett
June 23, 1999                          --------------------------------
                                       Harry Bennett